Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net


For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net


               HARLAND REPORTS FOURTH QUARTER AND YEAR-END RESULTS

  Harland Continues Transformation from Printed Products to Technology Company

ATLANTA (January 28, 2004) - John H. Harland Company (NYSE: JH) today reported results for the fourth quarter and year-end of 2003.

Consolidated sales for the fourth quarter were $208.3 million, compared with $208.1 million reported for the same period a year earlier. Consolidated net income for the quarter was $16.8 million, an increase of 14.3% compared with $14.7 million for the same period in 2002. Diluted earnings per share for the fourth quarter of 2003 were $0.59 per share, compared to $0.50 per share for the fourth quarter of 2002.

"We continue to feel the effects of strong competition in our Printed Products business but are showing good progress in our technology businesses," said Timothy C. Tuff, chairman and chief executive officer of Harland.

Fourth quarter results in 2003 included pre-tax charges totaling $6.7 million, equivalent to $0.14 per share, related to the reorganization of the company's Printed Products segment, and pre-tax gains of $2.7 million on the sale of certain investments, equivalent to $0.09 per share. Fourth quarter results in 2002 included a $3.0 million pre-tax in-process research and development charge, equivalent to $0.10 per share, related to the acquisition of INTERLINQ, a $1.8 million pre-tax loss, equivalent to $0.04 per share, on the disposition of debt and equity investments resulting from the sale of Netzee, and a $1.0 million pre-tax charge, equivalent to $0.02 per share, for the accelerated vesting of certain restricted stock grants.

Harland Reports Fourth Quarter and Year-End Results
January 28, 2004
Page Two


Consolidated sales for the year were $786.7 million, an increase of 2.5% compared to $767.8 million in 2002. For the year, Harland reported net income of $56.0 million, a 6.7% increase from the $52.4 million reported in 2002. Diluted earnings per share for 2003 were $1.97 per share, compared with $1.73 per share in 2002, reflecting higher net income, as well as lower weighted average diluted shares outstanding. The lower shares outstanding were primarily the result of the company's share repurchase program.

Results for 2003 included pre-tax charges of $6.9 million, equivalent to $0.15 per share, related to the reorganization of the company's Printed Products segment announced in September 2003 and pre-tax gains on the sale of certain investments of $3.2 million, equivalent to $0.11 per share. Results for 2002 included pre-tax charges of $13.0 million, equivalent to $0.30 per share. These charges related to the accelerated vesting of certain restricted stock grants, an in-process research and development charge related to the acquisition of INTERLINQ, a loss on the disposition of debt and equity investments resulting from the sale of Netzee and a write-down of the Netzee investment prior to the sale.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services, and Scantron.

Sales for the quarter from the company's Printed Products segment, which includes checks, direct marketing, business solutions and analytics, were $128.9 million, a 5.7% decrease from 2002 fourth quarter sales of $136.7 million. Segment income for Printed Products for the fourth quarter of 2003 was $14.5 million, a 42.5% decrease from 2002 fourth quarter segment income of $25.2 million. The fourth quarter of 2003 included $6.7 million of pre-tax charges related to the segment's reorganization announced in September 2003.

"Printed Products' fourth quarter results reflected an extremely competitive environment," said Tuff. "However, this was partially offset by aggressively reducing costs."

Software and Services reported 2003 fourth quarter sales of $50.1 million, a 14.9% increase from the $43.6 million reported for the same period in 2002. Segment income for Software and Services for the quarter was $7.0 million, a 109.9% increase over segment income of $3.3 million in the fourth quarter of 2002, which included a $3.0 million pre-tax in-process research and development charge related to the INTERLINQ acquisition.

"Our software business had a strong quarter, driven largely by our Core Systems business, which closed a number of new deals and significant upgrades during the quarter," said Tuff. "Organic growth in the quarter was 4.3% and our backlog increased to more than $100 million."

Scantron reported 2003 fourth quarter sales of $29.8 million, a 5.6% increase from 2002 fourth quarter sales of $28.2 million, all of which was organic. Segment income for Scantron for the quarter was $9.0 million, a 38.1% increase from 2002 fourth quarter segment income of $6.5 million.

Harland Reports Fourth Quarter and Year-End Results
January 28, 2004
Page Three


"Our traditional forms business was very strong in the quarter, and we achieved record sales of our standard forms in December," said Tuff. "The steps we took throughout 2003 to reduce costs are beginning to yield results."

The company's cash flow continues to be strong. During the fourth quarter, the company repurchased 735,600 shares at an average price of $27.15 per share and reduced its debt level by $12.9 million.

The company expects 2004 diluted earnings per share to be in the range of $1.91 to $1.96, which includes an estimated $0.20 per share of exit costs and severance charges related to the Printed Products reorganization. The company expects 2004 first quarter diluted earnings per share to be in the range of $0.33 to $0.38 per share, which includes an estimated $0.02 per share of exit costs and severance charges.

Harland's board of directors declared a quarterly dividend of 10 cents per share, payable February 27, 2004 to shareholders of record as of February 18, 2004.

Harland will hold a conference call Thursday, January 29, 2004 at 10:00 a.m. EST to discuss the results of the quarter and future outlook. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's website at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2621 and using the access code #679662.

A replay of the conference call will be available in the investor relations section of Harland's website (http://www.harland.net) beginning approximately two hours after the call and will remain available through February 12. The rebroadcast will also be available until February 5, via telephone, by calling 719-457-0820 and using the access code #679662.

The company has posted quarterly segment information dating back to 2000. The segment information can be found in the investor relations section of the company's web site at www.harland.net.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc., a wholly owned subsidiary (http://www.harlandfinancialsolutions.com), supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

Harland Reports Fourth Quarter and Year-End Results
January 28, 2004
Page Four


RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes substantial growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, the Company's ability to integrate acquired companies, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.


                             John H. Harland Company
                              Financial Highlights
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                         Dec 31, 2003    Dec 31, 2002    %
----------------------------------------------------------------------------
Sales                                     $ 208,321       $ 208,113      0.1%
Cost of sales                               108,123         105,844      2.2%
  Pct of Sales                                 51.9%           50.9%
                                          ----------      ----------
Gross profit                                100,198         102,269     -2.0%
  Pct of Sales                                 48.1%           49.1%
Selling, general and administrative
  expenses                                   75,518          71,760      5.2%
  Pct of Sales                                 36.3%           34.5%
Acquired in-process research &
  Development                                     -           3,000
  Pct of Sales                                  0.0%            1.4%
Amortization of intangibles                     921             424    117.2%
  Pct of Sales                                  0.4%            0.2%
                                          ----------      ----------
Operating Income                             23,759          27,085    -12.3%
  Pct of Sales                                 11.4%           13.0%

Other Income (Expense):
  Interest expense                           (1,224)         (1,828)   -33.0%
    Pct of Sales                               -0.6%           -0.9%
  Gain (loss) on sale of investments          2,741          (1,785)
    Pct of Sales                                1.3%           -0.9%
  Other - net                                    69              (5) -1480.0%
    Pct of Sales                                0.0%            0.0%
                                          ----------      ----------
Income before Income Taxes                   25,345          23,467      8.0%
  Pct of Sales                                 12.2%           11.3%
Income taxes                                  8,503           8,737     -2.7%
  Pct of Sales                                  4.1%            4.2%
                                          ----------      ----------
Net Income                                $  16,842       $  14,730     14.3%
                                          ==========      ==========
  Pct of Sales                                  8.1%            7.1%
  Effective Tax Rate                           33.5%           37.2%

Earnings per Share
   Basic                                  $    0.61       $    0.51     19.6%
   Diluted                                $    0.59       $    0.50     18.0%
Weighted Average Shares (000)
   Basic                                     27,720          28,662     -3.3%
   Diluted                                   28,493          29,193     -2.4%
Shares O/S at end of period (000)            27,494          28,363     -3.1%
Return on Equity                               26.2%           24.8%     1.4 pct pts
Depreciation and Amortization (000)       $  18,668       $  14,474     29.0%
Capital Expenditures (000)                $   6,938       $   5,786     19.9%
Number of Employees
 (includes temporary employees)               4,902           5,241     -6.5%

Segment Information(1)

Printed Products
  Sales                                   $ 128,891       $ 136,748     -5.7%
  Depreciation & Amortization             $  14,397       $  10,596     35.9%
  Segment Income(2)                       $  14,473       $  25,153    -42.5%
Software and Services
  Sales                                   $  50,090       $  43,599     14.9%
  Depreciation & Amortization             $   3,055       $   2,563     19.2%
  Segment Income(2)                       $   6,996       $   3,333    109.9%
Scantron
  Sales                                   $  29,753       $  28,173      5.6%
  Depreciation & Amortization             $   1,036       $     865     19.8%
  Segment Income(2)                       $   8,952       $   6,482     38.1%

Note: During the third quarter of 2003, the Company reclassified certain items in its consolidated income statements. The reclassifications affected the categories of Selling, General and Administrative expenses and Other Income (Expense). The change primarily reflects the reclassification of gains and losses on the sale of assets as well as certain other expenses from Other Income (Expense) to Selling, General and Administrative expenses. During the second quarter of 2003, the Company reclassified a business from Software and Services to Printed Products and reclassified certain support activities from corporate to Printed Products. Financial data for all periods presented have been restated to reflect the impact of the reclassification. The reclassifications had no impact on net income or shareholders' equity as previously reported.
 (1) Segment information does not include eliminations related to intercompany activity and does not include corporate expenses.
 (2) Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                              Financial Highlights
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Twelve Months ended
                                         Dec 31, 2003    Dec 31, 2002     %
-----------------------------------------------------------------------------
Sales                                     $ 786,668       $ 767,807      2.5%
Cost of sales                               404,820         403,372      0.4%
  Pct of Sales                                 51.5%           52.5%
                                          ----------      ----------
Gross profit                                381,848         364,435      4.8%
  Pct of Sales                                 48.5%           47.5%
Selling, general and administrative
  expenses                                  289,158         265,074      9.1%
  Pct of Sales                                 36.8%           34.5%
Acquired in-process research &
  Development                                     -           3,000
  Pct of Sales                                  0.0%            0.4%
Amortization of intangibles                   3,292           2,594     26.9%
  Pct of Sales                                  0.4%            0.3%
                                          ----------      ----------
Operating Income                             89,398          93,767     -4.7%
  Pct of Sales                                 11.4%           12.2%

Other Income (Expense):
  Interest expense                           (5,711)         (6,608)   -13.6%
    Pct of Sales                               -0.7%           -0.9%
  Investment write-down                           -            (303)  -100.0%
    Pct of Sales                                0.0%            0.0%
  Gain(loss)on sale of investments            2,977          (1,785)
    Pct of Sales                                0.4%           -0.2%
  Other - net                                   105             184    -42.9%
    Pct of Sales                                0.0%            0.0%
                                          ----------      ----------
Income before Income Taxes                   86,769          85,255      1.8%
  Pct of Sales                                 11.0%           11.1%
Income taxes                                 30,803          32,823     -6.2%
  Pct of Sales                                  3.9%            4.3%
                                          ----------      ----------
Net Income                                $  55,966       $  52,432      6.7%
                                          ==========      ==========
  Pct of Sales                                  7.1%            6.8%
  Effective tax rate                           35.5%           38.5%

Earnings per Share
   Basic                                  $    2.02       $    1.80     12.2%
   Diluted                                $    1.97       $    1.73     13.9%
Weighted Average Shares (000)
   Basic                                     27,740          29,121     -4.7%
   Diluted                                   28,411          30,244     -6.1%
Shares O/S at end of period (000)            27,494          28,363     -3.1%
Return on Equity                               22.9%           24.1%    -1.2 pct pts
Depreciation and Amortization (000)       $  63,183       $  56,625     11.6%
Capital Expenditures (000)                $  28,072       $  32,090    -12.5%
Number of Employees
 (includes temporary employees)               4,902           5,241     -6.5%

Segment Information(1)

Printed Products
  Sales                                   $ 498,257       $ 526,201     -5.3%
  Depreciation & Amortization             $  46,250       $  41,671     11.0%
  Segment Income(2)                       $  69,282       $  87,790    -21.1%
Software and Services
  Sales                                   $ 176,833       $ 135,568     30.4%
  Depreciation & Amortization             $  11,789       $   9,522     23.8%
  Segment Income(2)                       $  17,741       $  13,810     28.5%
Scantron
  Sales                                   $ 113,236       $ 107,822      5.0%
  Depreciation & Amortization             $   4,050       $   2,844     42.4%
  Segment Income(2)                       $  25,644       $  29,232    -12.3%

Note: During the third quarter of 2003, the Company reclassified certain items in its consolidated income statements. The reclassifications affected the categories of Selling, General and Administrative expenses and Other Income (Expense). The change primarily reflects the reclassification of gains and losses on the sale of assets as well as certain other expenses from Other Income (Expense) to Selling, General and Administrative expenses. During the second quarter of 2003, the Company reclassified a business from Software and Services to Printed Products and reclassified certain support activities from corporate to Printed Products. Financial data for all periods presented have been restated to reflect the impact of the reclassification. The reclassifications had no impact on net income or shareholders' equity as previously reported.
 (1) Segment information does not include eliminations related to intercompany activity and does not include corporate expenses.
 (2) Segment income (loss) is defined as income before income taxes.


                             John H. Harland Company
                              Financial Highlights
                      Condensed Balance Sheets (Unaudited)
                                   (in 000's)

                                        December 31,   December 31,
                                             2003           2002
--------------------------------------------------------------------
Cash & Cash Equivalents                  $   8,525      $  19,218
Accounts Receivable - Net                   60,338         58,871
Inventory                                   15,517         18,191
Deferred Income Taxes                       32,517         26,977
Prepaid & Other                             18,449         15,568
                                         ----------     ----------
Total Current Assets                       135,346        138,825

Investments                                    208          3,917
Goodwill - Net                             217,749        210,462
Intangibles - Net                           16,835         14,127
Refundable Contract Payments                52,933         23,281
Other                                       19,473         25,860
Property, Plant and Equipment - Net        124,433        134,215
                                         ----------     ----------
Total Assets                             $ 566,977      $ 550,687
                                         ==========     ==========

Accounts Payable                         $  26,030      $  22,599
Current Portion of Long-term Debt          127,156             83
Deferred Revenues                           57,745         53,311
Accrued Liabilities:
   Salaries, Wages and Employee Benefits    30,376         31,039
   Taxes                                    17,669         18,817
   Other                                    24,503         21,237
                                         ----------     ----------
Total Current Liabilities                  283,479        147,086

Long-Term Debt                                   2        144,106
Other Liabilities                           28,053         25,501
Shareholders' Equity                       255,443        233,994
                                         ----------     ----------
Total Liabilities and Equity             $ 566,977      $ 550,687
                                         ==========     ==========



                             John H. Harland Company
                              Financial Highlights
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Twelve Months ended
                                                 Dec 31, 2003    Dec 31, 2002
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 55,966        $ 52,432
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     63,183          56,625
  Stock-based compensation                           2,351           9,895
  Gain on sale of assets                            (4,146)          1,615
  Tax benefits from stock-based compensation         1,883           3,119
  Acquired in-process research and development           -           3,000
  Deferred income taxes                             (3,428)         10,578
  Other                                               (658)           (163)
  Changes in assets and liabilities                  3,600          10,804
  Refundable contract payments                     (44,022)         (7,559)
                                                  ---------       ---------
Net cash provided by operating activities           74,729         140,346
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (28,072)        (32,090)
Payment of acquisition of businesses -
  net of cash acquired                             (11,303)        (94,485)
Other                                                8,860           2,042
                                                  ---------       ---------
Net cash used in investing activities              (30,515)       (124,533)
                                                  ---------       ---------

Financing Activities:
Purchases of treasury stock                        (39,107)        (27,707)
Issuance of treasury stock                          10,714          11,439
Long-term debt - net                               (17,032)         19,875
Dividends paid                                      (9,836)         (8,777)
Other                                                  354          (1,521)
                                                  ---------       ---------
Net cash used in financing activities              (54,907)         (6,691)
                                                  ---------       ---------

Increase (decrease) in cash and cash equivalents   (10,693)          9,122
Cash and cash equivalents at beginning of period    19,218          10,096
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  8,525        $ 19,218
                                                  =========       =========
